Exhibit 99.2

     Appendix:

Reconciliation of GAAP Reported and Adjusted (non-GAAP)
Operating Earnings per Diluted Share

2000 GAAP Reported EPS	$2.87
Change in common shares	(1.06)
Extraordinary items	(0.07)
Cumulative effect of accounting change	0.01
Unicom pre-merger results	1.58
Merger-related costs	0.68
Pro forma merger accounting adjustments	(0.15)
2000 Adjusted (non-GAAP) Operating EPS	$3.86

2001 GAAP Reported EPS	$4.43
Cumulative effect of adopting SFAS No. 133	(0.04)
Employee severance cost	0.09
Litigation reserves	0.03
Net loss on investments	0.02
CTC prepayment	(0.02)
Wholesale rate settlement	(0.01)
Settlement of transition bond swap	(0.01)
2001 Adjusted (non-GAAP) Operating EPS	$4.49

2002 GAAP Reported EPS	$4.44
Cumulative effect of adopting SFAS No. 141 and No. 142	0.71
Gain on sale of investment in AT&T Wireless	(0.36)
Employee severance costs	0.04
2002 Adjusted (non-GAAP) Operating EPS	$4.83

2003 GAAP Reported EPS	$2.75
Boston Generating impairment	1.74
Charges associated with investment in Sithe Energies, Inc.	0.55
Severance	0.49
Cumulative effect of adopting SFAS No. 143	(0.34)
Property tax accrual reductions	(0.14)
Enterprises’ Services goodwill impairment	0.06
Enterprises’ impairments due to anticipated sale	0.06
March 3 ComEd Settlement Agreement	0.05
2003 Adjusted (non-GAAP) Operating EPS	$5.22

Note: Three-year 2003/2000 compound annual growth rate (CAGR): $2.75/$2.87 = -1.4% based on GAAP reported results. Three-year 2003/2000 CAGR: $5.22/$3.86 = 10.6% based on adjusted (non-GAAP) operating results.